                                  EXHIBIT 10.2

                              MASTER AGREEMENT FOR
                        INTERNETWORKING SERVICES BETWEEN
                                  GTE AND MSI

                              DATED MAY 29, 1998.

                          [GTE INTERNETWORKING LOGO]


                                                            MASTER AGREEMENT FOR
                                                        INTERNETWORKING SERVICES


This Master Agreement between GTE Internetworking Incorporated ("we") and the Customer identified below ("you") indicates the packed Service Schedules and Service Questions (collectively "Schedules") together with any additional Schedules mutually agreed [ILLEGIBLE] in the future.

1. Services. We will provide you the Internetworking services ("Services") specified in the Schedule(s). Our commencement of providing any of the Services shall constitute our acceptance of this Master Agreement.

2. Prices. Prices are stated in the Schedules and are guaranteed for the Term stated in the Schedules. If any of the Services are on a month-to-month basis, we will give you at least 30 days notice of a price change. In addition, you are responsible for applicable taxes, tariffs, telecommunications surcharges or other governmental charges due on account of the Service.

3. Payment. Unless otherwise stated in a Schedule, we will invoice you monthly. You agree to pay within 30 days from receipt of invoice. For overdue invoices, you will pay interest of 15% for each month or part of a month (or the maximum allowed by law, whichever is less).

4. Our Responsibility. We are responsible for providing the Services by qualified personnel in a professional manner. WE DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Your Responsibility. You are responsible for the manner in which you use the Services, including the maintenance and security of your data, computer network and other facilities, your choice of equipment software and online content and all other duties related to how you use the Services. Unless expressly permitted by a Schedule or separate reseller agreement with us, you shall not resell Services, or access to Services, directly or indirectly to third parties.

6. Indemnification. We will indemnify you for damages, costs and attorneys fees you incur from any claim that our design of the Services infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right. You will indemnify us for damages, costs and attorneys fees we incur from any claim arising from your manner of using of the Services, your combination of the Services with other products or services not provided by us, or your modification of the Services. The indemnifying party shall conduct the defense and shall have control of the litigation; the other party shall give prompt notice of claims and shall cooperate in defending against the claim. THE PARTIES DISCLAIM THE IMPLIED WARRANTY OF NON-INFRINGEMENT, RELYING INSTEAD ON THE TERMS OF THIS SECTION.

7. IP Addresses. Upon expiration, cancellation or termination of the agreement or applicable Schedule, you shall relinquish any IP addresses, or address blocks assigned to you by us.

8. Compliance with Laws. You shall not use or permit your end users to use the Services in ways that violate laws, infringe the rights of others, or interfere with users of our network or other networks. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); program computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network, distribute child pornography, obscenity or defamatory material over the Internet or infringe copyrights, trademarks, or other intellectual property rights. You further agree to comply with U.S. export laws governing the transmission of technical data and other regulated materials via the Services.

9. Termination. Either party may terminate or cancel this Agreement if the other fails to cure a material breach of the Agreement within 30 days after receiving written notice of the breach. We reserve the right, but assume no obligation, to suspend performance immediately if you are more than 10 days overdue in payments or if, in our reasonable judgment, you have violated Section 8.

10.  Limitation of Liability. EXCEPT FOR INDEMNIFICATIONS PURSUANT TO SECTION
6, NEITHER PARTY (NOR ITS SUPPLIERS OR CUSTOMERS) SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE TO DATA ARISING OUT OF THE USE OR INABILITY TO USE SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Limitation of Damages. OUR AGGREGATE LIABILITY TO YOU RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED (a) THE TOTAL AMOUNTS PAID BY YOU TO US FOR THE SERVICE IN QUESTION, DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO YOUR CLAIMS OR (b) $100,000, WHICHEVER IS LESS.

12. Acknowledgment. You agree that we may include your name in listings of our customers.

13. Miscellaneous. The terms and conditions of this Agreement supersede all previous agreements, proposals or representations related to the Services. Except for assignments to GTE affiliates, neither party may assign this Agreement without prior written consent of the other party. This Agreement shall be governed by the submissive laws of the Commonwealth of Massachusetts. Any changes to this Agreement, or any additions or different terms in your purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing to us.

--------------------------------------------------------------------------------
Please sign below to indicate your understanding and acceptance of the terms of this Agreement.

Company (Type or Print Full Customer Name): Micro-Media Solutions Inc.
                                           ------------------------------------

Signature: /s/ MITCHELL C. KETTRICK V.P.     Date: 5-29-98
          --------------------------------        -----------------------------

Print Name: Mitchell C. Kettrick V.P.        Title: Vice - President
           -------------------------------         ----------------------------
--------------------------------------------------------------------------------

1 of 1